  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2019

LEVEL BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4521 Sharon Road, Suite 450, Charlotte, NC 28211
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 362-6286 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

During April 2019 CBD Industries LLC, a wholly-owned subsidiary of Level Brands, Inc., continued to expand its sponsorships with agreements extending into professional sports including:

●           on April 26, 2019 we entered into a sponsorship agreement with BIG3 Basketball LLC as “The Official CBD partner of the BIG3” and category exclusive partner for the 2019 basketball season under which cbdMD will also be an exclusive jersey patch sponsor, will receive exclusive static branding prominently displayed on each side of the BIG3 basket stanchion arm for all games, and will receive prominent visibility on the sidelines of all games; and

●           on April 30, 2019 we entered into a sponsorship agreement with professional golfer Bubba Watson and beginning at the second major of the 2019 PGA Tour season, the PGA Championship in Farmingdale, NY – Watson will feature the cbdMD logo on both sides of his headwear at all PGA Tour events. The agreement also includes a wide range of additional, integrated marketing opportunities to promote the cbdMD brand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Level Brands, Inc.

Date: April 30, 2019	By:	/s/ Mark S. Elliott
Mark S. Elliott, Chief Financial Officer and Chief Operating Officer